UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 8, 1998



                             JB Oxford Holdings, Inc.
            (Exact name of registrant as specified in its charter)



      UTAH                        0-16240              95-4099866
      (State of incorporation or organization)         (I.R.S. Employer
      (Commission File Number)                         Identification No.)


      9665 Wilshire Blvd., Suite 300;  Beverly Hills,  90212 California
      (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code  (310) 777-8888



        ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

             JB Oxford Holdings, Inc., a Utah Corporation (the "Company"), entered into an agreement (the _Purchase Agreement") dated as of May 21, 1998, by and among the Company; Third Capital Partners, LLC ("Third Capital"); 3421643 Canada Inc. (the "Bier Group"); Felix A. Oeri, the Company's Chairman; and Oeri Finance Inc. ("Oeri Finance"), a company controlled by Mr. Oeri. As a result of the Purchase Agreement, which was fully completed and performed on June 8, 1998, six major events occurred:

                  1. Third Capital and the Bier Group (together, the "Investors") purchased approximately $3.9 million in outstanding principal amount of the Company's 9% Senior Secured Convertible Notes ("the Convertible Notes") from Oeri Finance, with the Company agreeing to reduce the conversion ratio from $1.00 to $0.70 per share of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the Investors agreeing to extend the maturity date of the Convertible Notes to December 31, 1999. This transaction was completed on May 26, 1998.

                  2. Third Capital purchased from the Company $2.0 million in newly issued secured convertible debentures (the "New Notes") having substantially the same terms as the Convertible Notes, modified as described in paragraph 1 , except that the New Notes will be subordinate to certain other outstanding notes of the Company, and that the New Notes will be converted into a new issue of voting preferred stock of the Company if such new issue is approved by the Company's shareholders at a meeting to be held later in 1998.
              The preferred stock will be convertible into Common Stock  on the same terms as the Convertible Note and the New Notes. This transaction was completed on June 8, 1998.

                  3.   Felix Oeri and  Oeri Finance granted to  Christopher
             L. Jarratt, the Chief Executive Officer of Third Capital, or his designee the right to vote all Common Stock beneficially owned by Mr. Oeri and Oeri Finance (approximately 2.4 million shares, or 17.1% of the Company's outstanding Common Stock) and granted the Investors a right of first refusal to purchase such stock and any other stock, options, or warrants of the Company now or hereafter owned by Oeri and Oeri Finance. This transaction was completed on May 26, 1998.

                  4.     Third   Capital,  following   completion  of   the
             transactions contemplated by the Purchase Agreement, is obligated to undertake to obtain for the Company at least $7.0 million in new equity capital as soon as practicable, but no later than September 8, 1998, on terms to be negotiated.

                  5. The Company's Board of Directors elected four representatives of the Investors, Christopher L. Jarratt, James G. Lewis, Elliott L. Bier, and Mark D. Grossi, to the Company's Board of Directors. The Company's prior board members, Felix A. Oeri, Stephen Rubenstein, Mitchell S. T. Wine, and John M. Broome, resigned effective June 8, 1998, leaving Messrs. Jarratt, Lewis, Bier and Grossi as the only directors of the Company. Mr. Jarratt has been elected
             Chairman and Chief Executive Officer of the Company, replacing Mr. Oeri as Chairman and Stephen M. Rubenstein as Chief Executive Officer. Mr. Lewis has been elected President and Chief Operating Officer of the Company. Mr. Rubenstein will remain as President of the Company's principal subsidiary, JB Oxford & Company, reporting to Mr. Lewis.

                  6. The Company and Third Capital, LLC, a Tennessee limited liability company ("Third Capital 2"), entered into an advisory agreement which calls for $30,000 monthly payments by the Company to Third Capital 2. Mr. Jarratt is the Chief Manager and Mr. Lewis is a member of Third Capital
             2. Under the advisory agreement, Third Capital 2 will provide certain services of Messrs. Jarratt and Lewis to the Company. Under the terms of the advisory agreement, Messrs. Jarratt and Lewis are not required to devote all of their time and efforts to the business of the Company.

             Third  Capital presently  owns approximately  $3.4 million  of the Convertible Notes and all of the New Notes which are convertible into 4,883,850 and 2,857,142 shares of Common Stock, respectively. The Bier Group presently owns $0.5 million of the Convertible Notes which are convertible into 714,285 shares of Common Stock. Assuming conversion, Third Capital's holdings and the Bier  Group's holdings represent 35.4% and 4.8%,  respectively.
         Additionally,  Christopher  L. Jarratt  beneficially  owns  87,500 shares of  Common Stock and 800,000  options to purchase shares  of
        Common Stock under the Company Employee Stock Option Plan at an exercise price of $1.3125 with vesting over a three year period with 1/3 of the options becoming exerciseable on each of the first three anniversaries of the effective date of the grant. James G. Lewis owns 42,800 shares of Common Stock and 750,000 options to purchase shares of Common Stock under the Company Employee Stock Option Plan at an exercise price of $1.3125 with vesting over a three year period with 1/3 of the options becoming exerciseable on each of the first three anniversaries of the effective date of the grant. Mr. Jarratt's and Mr. Lewis' options are subject to approval by the Company's stockholders at the annual meeting of a proposal to increase the number of shares available for grant under the Company Employee Stock Option Plan. If such approval is not granted, the options provide a formula to grant Messrs. Jarratt and Lewis comparable compensation. Further, Mr. Jarratt holds a proxy to vote 2,420,419 shares of the Company's Common Stock owned by Felix A. Oeri and/or Oeri Finance.


        Security Ownership of Certain Beneficial Owners and Management

             The following table sets forth those persons who, to the Company's knowledge, beneficially owned more than five percent of the Common Stock as of June 8, 1998. In addition, the number of shares of the Common Stock beneficially owned by each director and executive officer, and the number of shares beneficially owned by the directors and executive officers of the Company as a group, as of June 8, 1998 are disclosed below in the same table, to the Company's knowledge. The information was furnished to the Company by the identified persons and by the Company's Transfer Agent.

                                    Amount and Nature    Percent of Common
                    Name              of Beneficial      Stock Outstanding (2)
                                      Ownership (1)


           Beneficial Owners of More Than 5%
            Third Capital                  7,740,992 (3)          35.4%
            Partners, LLC
            314 Church Street, 9th Floor
            Nashville, TN  37201

            Oeri Finance Inc.              1,555,753 (4)          11.0%
            Peter Merian-Strasse 50
            CH-4002 Basel, Switzerland

            Felix A. Oeri                  2,420,419 (5)          17.1%
            Peter Merian-Strasse 50
            CH-4002 Basel, Switzerland

           Executive Officers
            Christopher L. Jarratt,       11,048,911 (6)          48.7%
            CEO, Chairman and Director

            James G. Lewis,                  792,800 (7)           5.3%
            President, COO and Director

            Michael J. Chiodo,                 5,817 (8)            --% (13)
            CFO

            Scott G. Monson,                  26,161 (9)            --% (13)
            General Counsel, Secretary

            Stephen Rubenstein,              360,627 (10)          2.5%
            President of JB Oxford & Company

           Directors
            Mark D. Grossi                    50,000 (11)           --% (13)
            Elliot L. Bier                   764,285 (12)          5.4%

           Directors & Executive Officers as a Group

                                          13,048,601              53.1%




             (1)  All shares are common class.
             (2)  The percentages for certain holders reflect conversion of convertible securities and exercise of stock options.
             (3)  Includes 4,883,850 shares which may be acquired pursuant to the terms of the Convertible Notes, and 2,857,142
                  shares which may be acquired pursuant to the New Notes.
             (4)  These shares are subject to a proxy granted to Mr. Jarratt.
             (5) Includes 1,555,753 shares held by Oeri Finance, Inc., a company of which Mr. Oeri is a principal shareholder.
                  These shares are subject to a proxy granted to Mr. Jarratt.
             (6) Includes 4,883,850 shares which may be acquired pursuant to the terms of the Convertible Notes, and 2,857,142 shares which may be acquired pursuant to the New Notes, both of which are held by Third Capital of which Mr. Jarratt is the Chief Manager; 2,420,419 shares owned by Mr. Oeri and Oeri Finance for which Mr. Jarratt was granted a proxy; 47,500 shares held by Mr. Jarratt's wife; and 800,000 shares which may be acquired upon exercise of options pursuant to the Company Employee Stock Option Plan, which are 0% vested.
             (7) Includes 750,000 shares which may be acquired upon exercise of options pursuant to the Company Employee Stock Option Plan, which are 0% vested.
             (8) Includes 5,817 shares pursuant to the Company Employee Stock Ownership Plan, which are 100% vested.
             (9) Includes 4,211 shares pursuant to the Company Employee Stock Ownership Plan, which are 100% vested.
             (10) Includes 350,000 shares which may be acquired upon
                  exercise of options, which are 88.6% vested; and 627 shares pursuant to the Company Employee Stock Ownership Plan, which are 60% vested.
             (11) Includes 50,000 shares which may be acquired upon
                  exercise of options pursuant to the Company Non-Employee Director Stock Option Plan, which are 50% vested.
             (12) Includes 714,285 shares which may be acquired by the Bier
                  Group, pursuant to the terms of the Convertible Notes and 50,000 shares which may be acquired upon exercise of options pursuant to the Company Non-Employee Director
                  Stock Option Plan, which are 50% vested.
             (13) Less than 1%.



          ITEM 7.    EXHIBITS

          2.1 Purchase Agreement dated as of May 21, 1998 by and among the Company, Third Capital Partners, LLC, a Tennessee limited liability company, 3421643 Canada Inc., a Canadian
                corporation, Felix A. Oeri and Oeri   Finance Inc.

          4.1 9% Secured Convertible Note Due December 31, 1999 in the principal amount of $2,000,000 between the Company and Third Capital Partners, LLC.


          EXHIBIT 2.1            PURCHASE AGREEMENT


                                 PURCHASE AGREEMENT

               THIS PURCHASE AGREEMENT  (the "Agreement") dated  as of  May
          21, 1998 by and among JB OXFORD HOLDINGS, INC., a Utah corporation ("Oxford"), THIRD CAPITAL PARTNERS, LLC, a Tennessee limited liability company ("Third Capital"), 3421643 CANADA INC., a Canadian corporation (the "Bier Group"), FELIX A. OERI and OERI FINANCE INC., ("Oeri Finance"). Collectively, Third Capital and the Bier Group shall be referred to herein as the "Purchasers"; Felix A. Oeri and Oeri Finance shall be referred to as "Oeri"; and, Oxford and Oeri shall be referred to as the "Sellers."


                                     WITNESSETH:

               WHEREAS, the Board of Directors of Oxford have approved, and deem it advisable and in the best interest of Oxford and its shareholders to obtain additional funding for Oxford, upon the terms and subject to the conditions set forth in this Agreement; and

               WHEREAS, the Purchasers and Sellers desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

               NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                      ARTICLE I
                               PURCHASE OF SECURITIES
               S1.1 Purchase of Convertible Notes.   Subject to the terms
          and conditions herein stated, Oeri Finance agrees to sell, transfer, assign and deliver to Purchasers on the Note Closing Date, and Purchasers agree to purchase from Oeri Finance on the Note Closing Date, all of those certain outstanding convertible debentures of Oxford in the face amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000) and having an outstanding principal balance of Three Million Nine Hundred
          Eighteen Thousand Six Hundred Ninety Five and 59/100 Dollars ($3,918,695.59), commonly referred to as Oxford's 9% Senior Convertible Notes (the _Convertible Notes_) which are due December 31, 1998.

               S1.2 Payment of Purchase Price - Third Capital. In full consideration for the sale, transfer and assignment of Convertible Notes having an outstanding principal balance of Three Million Four Hundred Eighteen Thousand Six Hundred Ninety Five and 59/100 Dollars ($3,418,695.59), Third Capital shall pay to Oeri Finance an aggregate amount equal to Three Million Four Hundred Eighteen Thousand Six Hundred Ninety Five and 59/100 Dollars ($3,418,695.59) (the "Third Capital Purchase Price"). The Third Capital Purchase Price shall be payable at Closing as follows:

                  Third  Capital shall pay  Oeri Finance  One Million  Nine
                      Hundred Eighteen Thousand Six Hundred Ninety Five and 59/100 Dollars ($1,918,695.59) by wire transfer of immediately available funds; and
                  Third  Capital shall execute a  promissory note in  favor
                      of Oeri Finance in the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the _Third Capital Note_), which note shall bear interest at the rate of Eight percent (8%) per annum, with balloon principal payments of Seven Hundred Fifty Thousand and No/100 ($750,000) each due December 31, 1998, and June 1, 1999; such note shall be secured by a pledge of the Convertible Notes purchased by Third Capital under this Agreement.

               S1.3 Payment of Purchase Price - The Bier Group. In full consideration for the sale, transfer and assignment of Convertible Notes having an outstanding principal balance of Five Hundred Thousand and No/100 ($500,000.00), the Bier Group shall pay to Oeri Finance an aggregate amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Bier Purchase Price"). The Bier Purchase Price shall be payable at Closing by wire transfer of immediately available funds.

               S1.4   Modification to Convertible Notes.  Oxford and
          Purchasers hereby agree to modify the terms of the Convertible Notes as follows:

                  (a) Extension of Due Date. The maturity date of the Convertible Notes shall be extended until December 31, 1999; and

                  (b) Conversion.   The conversion rate on the Convertible
          Notes shall be reduced to $0.70 per common share and the conversion provisions shall be modified to allow the debenture holders to convert into common shares at any time.

               S1.5  Issuance of Additional Convertible Debentures.
          Subject to the terms and conditions herein stated, Oxford agrees to issue and deliver to Third Capital on the Second Closing Date, and Third Capital agrees to purchase from Oxford on the Second Closing Date, newly issued convertible debentures (the _New Notes_) having a face value of Two Million and No/Dollars ($2,000,000.00) and having the same terms and conditions as the Convertible Notes, as modified by Sections 1.2 and 1.4 hereof, except that the New Notes shall be subordinate to: the Convertible Notes and those certain convertible notes owned by Hareton Sales which have an outstanding balance of Five Hundred Thirty One Thousand and No/100 Dollars ($531,000.00). In full consideration for the issuance by Oxford of the New Notes, Third Capital shall pay to Oxford an aggregate amount equal to Two Million and No/Dollars ($2,000,000.00) (the "New Notes Purchase Price"). The New Notes Purchase Price shall be payable at Closing by wire transfer of immediately available funds.

               S1.6 Conversion to Preferred Stock. Third Capital hereby agrees, subject to obtaining all necessary approvals from Oxford's stockholders, to convert the New Notes into newly issued preferred stock of Oxford (the "Preferred Stock") having the rights and terms set forth in Section 1.5 as soon as is practicable after obtaining all necessary approvals. Neither Third Capital nor Oxford shall have any obligation with respect to the conversion or issuance of Preferred Stock unless all necessary approvals are obtained prior to January 1, 1999.

               S1.7 Terms of Preferred Stock. Oxford and Third Capital hereby agree that, unless agreed otherwise, the Preferred Stock shall have the following rights and terms:

                  (a)Dividend Obligation. Each issued and outstanding share of Preferred Stock shall entitle the holder thereof to receive annual dividends in the amount 9% of the issue price of such security, which shall be paid quarterly; but only to the extent Oxford has assets legally available for the payment of dividends under applicable law and such dividend payments would not result in Oxford's failure to meet NASD capital requirements.
           All dividends payable to the holders of the Preferred Stock shall be cumulative.

                  (b)Distributions Upon Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up of Oxford, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of common stock, the holders of the Preferred Stock shall be entitled to be paid prior and in preference to any distribution of any of the assets or surplus funds of Oxford, the following amounts: (i) an amount equal to all cumulative unpaid dividends accrued pursuant to subparagraph 1.5(a) above, and (ii) an amount equal to the issue price per share of Preferred Stock issued and outstanding.

                  (c) Conversion Option. At the option of the holder thereof, the Preferred Stock shall be convertible into common stock of Oxford on equivalent terms as the New Notes are convertible into common stock, which terms shall be appropriately adjusted for any stock splits, reverse splits, stock dividends and the like occurring subsequent to the date of this Purchase Agreement.

                  (d) Voting Rights.  Each holder of record of Preferred
          Stock shall be entitled to vote his or her ownership interest at any meeting of the stockholders of Oxford, including without limitation, any meeting to elect the directors of Oxford or otherwise take action which is reserved for the stockholders of Oxford under its Articles of Incorporation, its Bylaws, or under applicable law. The Preferred Stock shall be structured, subject to the approval of the stockholders, such that the holders of the Preferred Stock will be entitled to vote such shares with the common stockholders on an `as converted basis'; or in such other manner as agreed to by Purchasers that will provide the Purchasers with similar and substantial voting rights with respect to the election of Directors and with respect to any material event to be voted upon by the shareholders.

                  (e)Mandatory Redemption. In the event of a sale, consolidation or merger of Oxford with or into another corporation, or the sale, lease or transfer of all or a substantial part of the assets of Oxford to another corporation, or other event resulting in a change in control of Oxford, then, unless the record holders of the Preferred Stock approve such event by a two-thirds vote of the preferred stockholders voting separately as a class, Oxford shall redeem all issued and outstanding Preferred Stock. Such redemption shall be at a per share price equal to the greater of: (i) the issue price per share, plus all accrued and unpaid dividends thereon, or (ii) a price equal to number of common shares into which such Preferred Stock is convertible, multiplied by the then current market price of Oxford's common stock, as determined by the 30-day average closing price of such stock at the time of such event.

                  (f)  Optional Redemption.  At  any time  after January  1,
          2010, Oxford shall have the option of redeeming all of the issued and outstanding Preferred Stock at a price equal to issue price per share, plus all accrued and unpaid dividends thereon; provided, however, in the event Oxford makes such election, all
          record  holders  of  Preferred   Stock  shall  be  entitled   the
          opportunity to convert their Preferred Stock to common stock prior to such redemption.

                  (g) Registration Rights. After the issuance of the Preferred Stock, Oxford shall cause to be filed with the
          Securities and Exchange Commission ("SEC"), a registration statement providing for the sale by the holders of such stock; and shall use reasonable and diligent efforts to cause such registration statement to be declared effective by the SEC. Such registration statement shall be filed as soon as is practical after the issuance of the Preferred Stock, but in no event later than 90 days after Oxford receives written demand from a holder of Preferred Stock to make such registration. Purchasers agree (and shall cause subsequent holders of the Preferred Stock to agree) that they will not make a registration demand on the Company prior to January 1, 1999.

                  (h) Other Rights. The holders of the Preferred Stock shall be entitled to such other rights and preferences as are normal and customary under the circumstances.

               S1.8  Closings.
                  (a) Note Closing. The closing of the Convertible Notes to be purchased pursuant to Section 1.1 shall take place on or before May 27, 1998, as may be extended by agreement of the
          parties (the  "Note Closing Date" or  "Note Closing").    Unless
          otherwise agreed among the parties, the procedure for the Note Closing shall be as follows. Third Capital shall deliver into escrow with the Company's legal counsel, Munger, Tolles & Olson ("Escrow Agent") by wire transfer, the Three Million Nine Hundred Eighteen Thousand Six Hundred Ninety Five and 59/100 Dollars ($3,918,695.59) cash needed to close its purchase obligations under this Agreement. After the delivery of such funds to the Escrow Agent, then on or before May 27, 1998, in Basel, Switzerland (or such other date or location as the parties may mutually agree):

                     Oeri shall deliver to Oxford the original  Convertible
                        Notes, together with all necessary or appropriate transfer documents transferring ownership thereof to the Purchasers; and

                     Oeri  shall deliver to Oxford and the Purchasers,  the
                        fully  executed  Irrevocable  Proxy  and  Right  of
                        First Refusal in favor of Third Capital in accordance with Section 2.3 hereof; and

                     Oxford  shall deliver evidence of, and certify to  the
                        Purchasers that it is possession of, duly executed director appointments and resignations in accordance with the obligations described in
                        Section 2.1 hereof.

          Upon the timely delivery of items 1, 2 and 3 above, Oxford shall deliver notice (the "Transfer Notice") to the Purchasers' and Escrow Agent stating: (i) that Oxford is in receipt of all such items, (ii) that the transfer of the Convertible Notes to the Purchasers is complete and in accordance with the terms thereof,
          (iii) that Oxford will issue two (2) new and separate Convertible Note certificates to the Purchasers in the amounts indicated on Exhibit A as soon as possible, (iv) that the individuals indicated in Section 2.1 hereof have been appointed as new directors of Oxford, and (v) Oxford has obtained the director
          resignations  to   be  obtained   pursuant  to   Section  2.1.
          Simultaneously with the delivery of the Transfer Notice, the Escrow Agent shall wire One Million Nine Hundred Eighteen Thousand Six Hundred Ninety Five and 59/100 Dollars ($1,918,695.59) to the account of Oeri Finance, or such other account as Oeri Finance may designate, as partial payment for the Convertible Notes purchased by Third Capital, the remaining portion being paid at closing in accordance with Section 1.2(b) hereof.

                  (b) Second  Closing.   The  remaining Two  Million  and
          No/100 Dollars ($2,000,000.00) shall be held in escrow by the Escrow Agent pending completion and execution of all appropriate and necessary documentation to issue and transfer the New Notes to be purchased pursuant to Section 1.3. The closing of the New Notes shall take place at a mutually agreeable location on or before June 8, 1998, or at such other time as the parties hereto shall designate and agree (the "Second Closing Date" or "Second Closing") (Collectively, the Note Closing Date and the Second Closing Date shall be referred to herein as the "Closing Date").

               S1.9 Conditions to Obligations. The fulfillment of each of the parties obligations under this Agreement are conditioned upon the following items which shall have occurred, or shall have been waived by the parties in their sole discretion:

                  (a)    Truth  of Representations  and  Warranties.
          The representations and warranties of Sellers and Purchasers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date and each of the parties shall have delivered to the other party on the Closing Date a certificate, dated the Closing Date, to such effect; and

                  (b) Performance of Agreements. Each and all of the agreements of Sellers and Purchasers to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects; and

                  (c) No Judgment or Order. There shall be no judgment order of a court of competent jurisdiction or any ruling, regulation or order of any governmental agency which would prohibit the issuance or transfer of the securities as contemplated herein or subject either party to any material penalty if the transactions contemplated herein were consummated; and

                  (d) Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been applied for and received; and

                  (e) Approval of Attachments. Oxford shall have prepared, and the Purchasers shall have approved, all Exhibits, Schedules and other attachments hereto, which by this reference are incorporated herein. All such Exhibits, Schedules and other attachments have been previously delivered to Purchasers prior to the execution hereof, and the Purchasers' agree they have approved such attachments.

                                     ARTICLE II
                         ADDITIONAL COVENANTS AND AGREEMENTS

               S2.1  Appointment of  Directors.   Simultaneously with  the
          Note Closing, Oxford shall take such action as is necessary to appoint the following individuals to Oxford's Board of Directors:
          Christopher L. Jarratt, James G. Lewis, Elliot L. Bier, and Mark
          D. Grossi. Purchasers shall provide Oxford with such information as to such individuals (and shall be solely responsible for such information) as may be required for Oxford to comply with its obligations under Section 14(f) of, or Rule 14f-1 under, the Securities Exchange Act of 1934. Unless otherwise agreed by Third Capital, Oxford shall also obtain resignations from each of Oxford's existing Directors immediately simultaneous with the Note Closing; provided, however, such resignations shall not be effective until ten (10) days after the Note Closing.

               S2.2 Additional Capital. Immediately after the Second Closing, Third Capital shall undertake to obtain additional equity capital for Oxford of at least Seven Million and No/100 Dollars ($7,000,000.00). Such additional equity capital to be obtained as soon as practicable with a closing to occur within 90 days after the Second Closing.

               S2.3 Oeri Proxy: Right of First Refusal. Oeri shall grant to Christopher L. Jarratt the right to vote all common stock beneficially owned by Oeri for so long as such stock is owned by Oeri; and shall grant Purchasers a right of first refusal to purchase any all securities of Oxford beneficially owned by Oeri, including without limitation, all common stock, options and warrants of Oxford whether now owned or hereafter acquired.

               S2.4 Allocation of Securities. The parties acknowledge that each of the Purchasers is purchasing a portion of the securities described herein and, notwithstanding anything contained in this Agreement to the contrary, each Purchaser is only committing to purchase the type and amount of securities described on Schedule 2.4 which together shall aggregate all of the securities to be purchased by the Purchasers pursuant to
          Article I of this Agreement. Purchasers agree that Oxford is not obligated to close the transactions contemplated herein unless Purchasers (or their permitted assignees) purchase all of the securities to be purchased by the Purchasers at the Note Closing and the Second Closing pursuant to Article I.


                                     ARTICLE III
                             REPRESENTATIONS OF OXFORD

               S3.0 Representations of Oxford. Oxford hereby represents, warrants and agrees as follows:

               S3.1 Existence; Good Standing; Corporate Authority and Authorization. Oxford is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Attached hereto as Schedule 3.1 is a true and complete copy of the Certificate of Incorporation and Bylaws of Oxford which are in effect as of the date hereof and as of the Closing Date. Oxford has the full power and authority to enter into and perform this Agreement. Oxford is not a party to any contract or subject to any legal restriction that would prevent or restrict complete fulfillment by Oxford of all of the terms and conditions of this Agreement or compliance with any of Oxford's obligations under it. Oxford has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of Oxford, enforceable against Oxford in accordance with its terms.

               S3.2 Capital Stock. Oxford has an authorized capitalization consisting of Ten Million (10,000,000) shares of preferred stock, having a par value of $10.00 per share, of which no shares are outstanding; and One Hundred Million (100,000,000) shares of voting common stock, having a par value of $0.01 per share, of which Fourteen Million One Hundred Forty One Thousand Two Hundred Five (14,141,205) shares have been issued and are outstanding. There are no other shares of stock of Oxford issued and outstanding. Except as set forth on Schedule 3.3, no shares of capital stock of Oxford are reserved for issuance and there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Oxford.

               S3.3 Issuance of New Notes. Oxford warrants and agrees that its has the legal right, power and authority to issue the New Notes pursuant to this Agreement and covenants that the delivery to Purchasers of the New Notes pursuant to the provisions of this Agreement will transfer to Purchasers valid title to the New Notes, free and clear of all liens, encumbrances, restrictions and claims of every kind.

               S3.4 Convertible Notes. Oxford warrants and agrees that the aggregate amount of Convertible Notes issued and outstanding is $4,421,310.59 and that Oeri Finance is the record holder of Convertible Notes having an aggregate amount owed of $3,918,695.59; and that upon delivery to Oxford of validly executed assignment and transfer documents, transferring title of the Convertible Notes from Oeri to the Purchasers as described herein, Oxford will transfer record ownership of such Convertible Notes to the Purchasers.

               S3.5 Subsidiaries. Set forth in Schedule 3.5 is a list of each of Oxford's subsidiaries. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, as set forth in such schedule. References in this Agreement to Oxford shall be deemed to include each and every subsidiary of Oxford unless otherwise specifically stated.

               S3.6 Public Filings. Attached hereto as Schedule 3.6 is a complete listing of all public filings made by Oxford since December 31, 1995 (the _Public Filings_). Oxford hereby represents and warrants that the information disclosed in the Public Filings (which term shall not include any information or documents incorporated therein by reference) were true and accurate in all material respects at the time they were filed, and did not, at the time they were filed, contain any untrue statement of a material fact, or omit any statement of a material fact necessary in order to make the statements contained therein not misleading. Except as disclosed in the Public Filings or as set forth in Schedule 3.6, there is no fact, action or event known to Oxford or its officers which could materially or adversely affects the business, prospects or financial condition of Oxford, its properties or assets. The Public Filings include all forms, reports and documents required to be filed by Oxford with the Securities and Exchange Commission since December 31, 1995.

               S3.7 Financial Statements. Oxford represents and warrants that the Consolidated Statements of Financial Condition, Consolidated Statements Of Operations, and Consolidated Statements of Cash Flows included in the Public Filings (the _Financial Statements_) have been prepared in accordance with generally accepted accounting principles consistently followed according to past practice throughout the periods indicated. Such Financial Statements fairly present the financial condition of Oxford at the respective dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of Oxford, fixed or contingent, as at the date thereof and fairly present the results of the operations of Oxford and its subsidiaries and the changes in the financial position for the periods indicated.

               S3.8 No Material Changes. Since December 31, 1997, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of Oxford. To the best knowledge, information and belief of Oxford and its officers, no fact or condition exists or is contemplated or threatened which might cause such a change in the future. During the period from the execution of this Agreement through the Closing Date, Oxford will not take, nor agree to take: (i) any action which is not in the ordinary course of its business operation or (ii) any action that would have a material effect on the assets or liabilities of Oxford, without the express written consent of the Purchasers.

               S3.9  Employment Matters.   Set forth on  Schedule 3.9 is  a
          complete listing of all employees of Oxford and their respective titles, compensation agreements, bonus formulas, employee benefit plans and the like. Except as disclosed in Schedule 3.9, Oxford has no employees, consultants, representatives (foreign or domestic), or agreements relating thereto. Except as disclosed on Schedule 3.9, Oxford has no employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. All employee benefit plans disclosed on Schedule 3.9 have been fully funded and are in full compliance with the Employee Retirement Income Security Act of 1974, as amended, and all other applicable laws and regulations.

               S3.10  Material Contracts.  Except as set forth in  Schedule
          3.10 to be attached hereto and made a part hereof, Oxford is not now bound by (a) any agreement, contract or commitment relating to the employment of any person by Oxford, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in, any other person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any affiliate, person or company (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the freedom of Oxford to engage in any line of business or to compete with any other person, (h) any agreement, contract or commitment which involves the payment in the aggregate of One Hundred Thousand and No/100 Dollars ($100,000.00) or more and is not cancelable without penalty within (30) days, or (i) any agreement, contract or commitment which might reasonably be expected to have a potential material impact on the business or operations of Oxford. Each contract or agreement set forth in
          Schedule 3.10 is  in full force  and effect and  there exists  no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Contracts made in the ordinary course of business involving annual aggregate payments by Oxford of less than Twenty-Five Thousand and No/100 Dollars ($25,000.00) shall be deemed not to be material for purposes of this Section 3.10.

               S3.11 Governmental Investigation. The Purchasers and the Sellers acknowledge that Oxford and certain of its officers and directors are the subject of an ongoing investigation by the US Attorneys Office and the Securities and Exchange Commission, as disclosed in Oxford's Form 10-Q for the quarter ended September 30, 1997 and Form 10-K for the year ended December 31, 1997. The aforementioned disclosures were and are, to the best of the Seller's knowledge, true and accurate.

               S3.12 Reaffirmation; No Affiliation. To the best knowledge information and belief of Oxford, its officers and directors, assuming the Purchasers' representations and warranties contained herein to be true and assuming the performance of the parties obligations hereunder, then: (1) Oxford has no affiliation with any person whose affiliation with Oxford might cause Oxford to be suspended or disqualified from any type of broker/dealer or investment advisory business (other than direct employees or Foreign Representatives acting solely in such capacity, a complete list of such employees and Foreign Representatives is disclosed in Schedule 3.9), and (2) Oxford has no affiliation with any person whom Oxford would need to disclose to the SEC under any orders applicable to Oxford or otherwise (other than:
          (i) officers and employees of Oxford, (ii) the individuals named in Section 2.1, and (iii) Felix A. Oeri by sole reason of Oeri's ownership of 2,420,419 shares of Oxford's common stock, which shares shall be subject to Purchasers' right to vote such shares as described in Section 2.3 hereof).

               S3.13  No  Brokers,  Finders,  Discounts,  etc.     Oxford
          represents and warrants that all negotiations relating to this Agreement and the transactions contemplated herein, have been carried on without the participation of any person or entity acting on behalf of Oxford in such a manner as to give rise to any valid claim against Oxford for any brokerage or finder's commission, fee, discount or similar compensation upon consummation of the transactions contemplated hereby; and Oxford further represents and warrants that to the best of its knowledge and the knowledge of its directors and officers, Oxford has no knowledge of any brokerage or finder's commission, fee, discount or similar compensation to be paid to any person or entity upon the consummation of the transactions contemplated hereby.



                                     ARTICLE IV
                               REPRESENTATIONS OF OERI


               S4.0   Representations  of  Oeri.  Oeri hereby represents,
          warrants and agrees as follows:

               S4.1   Existence; Good Standing; Corporate Authority and
          Authorization. Oeri Finance is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Both Oeri Finance and Felix
          A. Oeri have the full power and authority to enter into and perform this Agreement. Neither Oeri Finance nor Felix A. Oeri is a party to any contract or subject to any legal restriction that would prevent or restrict complete fulfillment by each of them of all of the terms and conditions of this Agreement or compliance with any of their obligations under it. Oeri Finance and Felix A. Oeri have each taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of Oeri Finance and Felix A. Oeri, enforceable against them in accordance with its terms.

               S4.2 Convertible Notes. Oeri warrants and agrees that Oeri Finance is the record holder of Convertible Notes representing an aggregate amount due from Oxford of $3,918,695.59; and that Oeri Finance has the legal right, power and authority to transfer and assign the Convertible Notes pursuant to this Agreement and covenants that the delivery to Purchasers of the Convertible Notes pursuant to the provisions of this Agreement will transfer to Purchasers valid title to the Convertible Notes, free and clear of all liens, encumbrances, restrictions and claims of every kind.

               S4.3 Public Filings. Felix A. Oeri and Oeri Finance represent and warrant that, to the best knowledge, information and belief of Felix A. Oeri, after reasonable investigation of same, the information disclosed in the Public Filings (which term shall not include any information or documents incorporated therein by reference), were true and accurate in all material respects at the time they were filed, and did not, at the time they were filed, contain any untrue statement of a material fact, or omit any statement of a material fact necessary in order to make the statements contained therein not misleading.

               S4.4 No Material Changes. Felix A. Oeri and Oeri Finance represent and warrant that, to the best knowledge, information and belief of Felix A. Oeri, after reasonable investigation of same, since December 31, 1997, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of Oxford; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

               S4.5 No Brokers, Finders, Discounts, etc. Felxi A. Oeri and Oeri Finance represent and warrant that all negotiations relating to this Agreement and the transactions contemplated herein, have been carried on without the participation of any person or entity acting on behalf of Oeri in such a manner as to give rise to any valid claim against Oeri for any brokerage or finder's commission, fee, discount or similar compensation upon consummation of the transactions contemplated hereby; and Felix
          A. Oeri and Oeri Finance further represent and warrant that to the best of their knowledge, Oeri has no knowledge of any brokerage or finder's commission, fee, discount or similar compensation to be paid to any person or entity upon the consummation of the transactions contemplated hereby.


                                      ARTICLE V
                          REPRESENTATIONS OF THIRD CAPITAL


               S5.Representations   of  Third  Capital.    Third   Capital
          represents, warrants and agrees as follows:

               S5.1 Existence; Good Standing; Authority and Authorization Third Capital is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee. Third Capital has the requisite power and authority to make, execute, deliver and perform this Agreement. This Agreement has been duly authorized and approved by all required action of Third Capital and this Agreement is a valid and binding obligation of Third Capital, enforceable against Third Capital in accordance with its terms.

               S5.2  Purchase for Investment.   Third Capital is  acquiring
          the securities described herein for its own account for investment, with no present intention of reselling or otherwise disposing of all or any portion of the same; it does not have in mind any sale of the securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance; it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the securities; it is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the securities. Third Capital is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended; it possesses the experience in the business in which Oxford is involved necessary to make an informed decision to acquire the securities; and, it has the financial means to bear the economic risk of the investment in the securities.

               S5.3 Assets Available. Third Capital has available liquid assets or written commitments therefore sufficient for it to perform its obligations under this Agreement.

               S5.4 Compliance with Laws. Third Capital will fully comply with all applicable federal and state laws, including without limitation securities laws, in all actions that it takes in connection with fulfilling its commitment to obtain additional equity capital for Oxford.

               S5.5 No Affiliations. Third Capital has no affiliation with any person other than the individuals named in Section 2.1 whom Oxford would need to disclose to the SEC under any orders applicable to Oxford or otherwise. Third Capital has no affiliation with any person whose affiliation with Oxford might cause Oxford to be suspended or disqualified from any type of broker/dealer or investment advisory business.

                S5.6 No Brokers, Finders, Discounts, etc. Third Capital represents and warrants that all negotiations relating to this Agreement and the transactions contemplated herein, have been carried on without the participation of any person or entity acting on behalf of Third Capital in such a manner as to give rise to any valid claim against Third Capital for any brokerage or finder's commission, fee, discount or similar compensation upon consummation of the transactions contemplated hereby; and Third Capital further represents and warrants that to the best of its knowledge and the knowledge of its directors and officers, Third Capital has no knowledge of any brokerage or finder's commission, fee, discount or similar compensation to be paid to any person or entity upon the consummation of the transactions contemplated hereby.


                                     ARTICLE VI
                           REPRESENTATIONS OF BIER GROUP
               S6.0 Representations of Bier Group. Bier Group represents, warrants and agrees as follows:

               S6.1 Existence; Good Standing; Authority and Authorization. Bier Group is a Canadian corporation duly organized, validly existing and in good standing under the laws of Canada. Bier Group has the requisite power and authority to make, execute, deliver and perform this Agreement. This Agreement has been duly authorized and approved by all required action of Bier Group and this Agreement is a valid and binding obligation of Bier Group, enforceable against Bier Group in accordance with its terms.

               S6.2 Purchase for Investment. Bier Group is acquiring the securities described herein for its own account for investment, with no present intention of reselling or otherwise disposing of all or any portion of the same; it does not have in mind any sale of the securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance; it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the securities; it is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the securities. The Bier Group is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended; it possesses the experience in the business in which Oxford is involved necessary to make an informed decision to acquire the securities; and, it has the financial means to bear the economic risk of the investment in the securities.

               S6.3 Assets Available. The Bier Group has available liquid assets or written commitments therefore sufficient for it to perform its obligations under this Agreement.

               S6.4 Compliance with Laws. The Bier Group will fully comply with all applicable federal and state laws, including without limitation securities laws, in all actions that it takes in connection with fulfilling its commitment to obtain additional equity capital for Oxford.

               S6.5 No Affiliations. The Bier Group has no affiliation with any person other than the individuals named in Section 2.1 whom Oxford would need to disclose to the SEC under any orders applicable to Oxford or otherwise. The Bier Group has no affiliation with any person whose affiliation with Oxford might cause Oxford to be suspended or disqualified from any type of broker/dealer or investment advisory business.

               S6.6 No Brokers, Finders, Discounts, etc. The Bier Group represents and warrants that all negotiations relating to this Agreement and the transactions contemplated herein, have been carried on without the participation of any person or entity acting on behalf of the Bier Group in such a manner as to give rise to any valid claim against the Bier Group for any brokerage or finder's commission, fee, discount or similar compensation upon consummation of the transactions contemplated hereby; and the Bier Group further represents and warrants that to the best of its knowledge and the knowledge of its directors and officers, the Bier Group has no knowledge of any brokerage or finder's commission, fee, discount or similar compensation to be paid to any person or entity upon the consummation of the transactions contemplated hereby.


                                     ARTICLE VII
                                    MISCELLANEOUS

               S7.1 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto shall be governed by the laws of the State of Tennessee.

               S7.2 Publicity. Except as otherwise required by law, or as may be mutually consented and agreed to, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Purchasers and the Sellers to the contents and the manner of presentation and publication thereof. The parties shall work together in determining the appropriate content of any required press release, public statement or public filing. If a party is required by law to make any disclosure which cannot be mutually agreed upon, such party shall first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

               S7.3   Survival of Representations.     The   respective
          representations and  warranties  of  parties  contained  in  this
          Agreement or in any Schedule or Exhibit delivered pursuant hereto, shall survive the closings contemplated hereby for a period of three (3) years from the such Closing Date. Notwithstanding the foregoing, all representations and warranties of the Sellers relating to the Purchasers' title to the Convertible Notes and the New Notes shall survive the respective Closing Date and continue until thirty (30) days after the expiration date of the applicable and appropriate statute of limitations with respect to the respective representation or warranty.

               S7.4 Indemnification. From and after the Closing Date, each party agrees to indemnify, defend and hold harmless the other parties against and from any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's fees and costs) of any kind or character arising out of or in any manner incident, relating or attributable to: (i) the inaccuracy in any representation or breach of warranty, of such party contained in this Agreement, or in any certificate, instrument or other document or agreement executed by such party in connection with this Agreement, or (ii) any failure by such party to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by it in connection with this Agreement.

               S7.5 Best Efforts; Fulfillment of Agreement. All parties hereto agree to use their best efforts and all due diligence to fulfill the terms and conditions of this Agreement as soon as practicable. The parties agree to deliver on each Closing Date, and thereafter at such other times and places as shall be reasonably agreed upon, such instruments as may be reasonably requested for the purpose of consummating and carrying out this Agreement and its terms, conditions and requirements.

               S7.6 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or by express mail or sent by registered or certified mail, postage prepaid, addressed as follows:

                  (i)If to Oxford:

                     JB Oxford Holdings, Inc.
                     Third Floor
                     9665 Wilshire Boulevard
                     Beverly Hills, CA 90212
                     Fax: (310) 777-8840
                     Attn: Stephen Rubenstein, CEO

                  (ii)   If to Third Capital:

                     Third Capital Partners, LLC
                     Ninth Floor
                     314 Church Street
                     Nashville, TN  37201
                     Fax: (615) 255-3199
                     Attn: C. L. Jarratt, Chief Manager

                  (iii)  If to Bier Group:

                     Elliot L. Bier
                     3421643 Canada Inc.
                     c/o Adessky Poulin
                     Place Canada Trust, 18th Floor
                     999 de Maisonneuve Blvd. W.
                     Montreal, Quebec H3A 3L4
                     Fax: (514) 288-2697

                  (iv)   If to Oeri:
                     Felix A. Oeri
                     Oeri Finance Inc.
                     Peter Merian-Strasse 50
                     CH-4002 Basel, Switzerland
                     Fax: 011-41-61-279-8899

          or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telex or ten
          (10) days following mailing.

               S7.7  Counterparts.  This Agreement  may be executed in  one
          or  more  counterparts,  all   of  which  taken  together   shall
          constitute one instrument.

               S7.8 Assignment. This Agreement may be assigned by the Purchasers upon obtaining the written consent of both Sellers, which consent may be withheld in Sellers' sole discretion. Notwithstanding the foregoing, Sellers hereby expressly consent to the assignment by the Purchasers of this Agreement to any affiliate of Third Capital, the Bier Group or any individual named in Section 2.1 of this Agreement. The Sellers have no right to assign this Agreement.

               S7.9   Entire Agreement.  This Agreement, including the other
          documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               S7.10 Amendment; Waiver; and Rules of Construction. This Agreement may only be amended or modified, and waivers or consent given, in writing signed by all parties to the Agreement. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

               S7.11 Exclusive Dealing; Other Offers. During the period from the execution of this Agreement to the earlier of: (1) the Closing Date, as extended if applicable, or (2) the termination of this Agreement, the Sellers shall not take any action to, directly or indirectly, encourage, initiate, solicit, facilitate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than the Purchasers, concerning any purchase of an interest in the Sellers or any merger, consolidation, sale of substantial assets or similar transaction involving any Seller and/or its assets (any such action being referred to herein as a _Transaction_). Nor shall any Seller enter into any agreement or understanding requiring such Seller to abandon, terminate or fail to consummate the transactions contemplated herein. Provided, however, the foregoing shall not prohibit Oxford from terminating this Agreement pursuant to
          Section 7.12 (including payment of the fees described therein to the Purchasers) or prohibit taking any required action if and to the extent that the Board of Directors, after consulting with its legal counsel and Purchasers' legal counsel, has concluded in good faith that such action is required by the Board of Directors in the exercise of its fiduciary duties to the stockholders of Oxford. The Sellers shall promptly notify Purchasers after receipt of any proposal or any indication that any person or entity is considering making a proposal involving a Transaction and shall keep Purchasers fully informed with respect to any such proposals, negotiations and the like. Each Seller shall, and shall cause such Seller's directors, officers, employees, agents and representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted heretofore with respect to any such proposal.

               S7.12 Termination; Break-Up Fees. This Agreement may be terminated at any time prior to the Note Closing Date by the written agreement of all parties to this Agreement. This Agreement may also be terminated by Oxford at any time by delivery to the Purchasers of: (a) a break-up fee in the amount of $750,000, and (b) a written certification by the Board of Directors of Oxford that it has determined in good faith, after consulting with outside counsel, that it is required in the exercise of its fiduciary duties to the stockholders of Oxford to enter into a definitive agreement with respect to another
          Transaction or to recommend to the stockholders another Transaction. Further, if Oxford is unable to complete the transactions contemplated by this Agreement for any other reason (other than the failure of any representation or warranty of either Purchaser set forth in this Agreement, or the failure of either Purchaser to comply with its obligations under this Agreement), Oxford agrees to pay the Purchasers $300,000.

              [The remainder of this page is intentionally left blank.]


          IN WITNESS WHEREOF, each of the parties herein below stated has executed this Agreement as of the date and year first above written.


          WITNESSES:

          ___________________________      JB OXFORD HOLDINGS, INC.
          Print Name:_________________


          ___________________________      By: _______________________ (Seal)
          Print Name:_________________         Stephen Rubenstein, President
                                               and Chief Executive Officer

          ___________________________      THIRD CAPITAL PARTNERS, LLC
          Print Name:_________________

          ___________________________      By: _________________________
          Print Name:_________________         C. L. Jarratt
                                               Chief Manager


          ___________________________      3421643 CANADA INC.
          Print Name:_________________

          ___________________________      By: __________________________
          Print Name:_________________         Elliot L. Bier
                                               Authorized Representative


          ___________________________        OERI FINANCE INC.
          Print Name:_________________

          ___________________________       By: _______________________
          Print Name:_________________          Felix A. Oeri
                                                Authorized Representative


          ____________________________       FELIX A. OERI
          Print Name:_________________

          ___________________________
          Print Name:_________________


               EXHIBIT 4.1    9% SECURED CONVERTIBLE NOTE

                                                                    NO. S-1
                    NEITHER THIS NOTE NOR ANY SECURITIES INTO
                    WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                    OR ANY APPLICABLE SECURITIES LAW OF ANY
                    JURISDICTION AND MAY NOT BE TRANSFERRED UNTIL
                    (i) A REGISTRATION STATEMENT UNDER SUCH
                    SECURITIES ACT OR SUCH APPLICABLE SECURITIES
                    LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD
                    THERETO, OR (ii) IN THE OPINION OF COUNSEL
                    ACCEPTABLE TO THE COMPANY REGISTRATION UNDER
                    SUCH SECURITIES ACT OR SUCH APPLICABLE
                    SECURITIES LAWS IS NOT REQUIRED IN CONNECTION
                    WITH SUCH PROPOSED TRANSFER, INCLUDING,
                    WITHOUT LIMITATION, PURSUANT TO REGULATION S
                    PROMULGATED UNDER SUCH SECURITIES ACT.

                                 JB OXFORD HOLDINGS, INC.

                  9% Secured Convertible Note Due December 31, 1999


          $2,000,000                                                  June
          8, 1998

                    FOR VALUE RECEIVED, JB OXFORD HOLDINGS, INC., a Utah corporation ("Issuer"), hereby promises to pay, pursuant to the terms and conditions hereof, to Third Capital Partners, LLC or registered assigns ("Payee"), the principal sum of Two Million Dollars ($2,000,000), together with interest from the date first written above on the unpaid principal balance at nine percent (9%) per annum, compounded monthly. Interest shall be computed on the basis of actual days elapsed in a 365 or 366 day year, as the case may be.

                    1. Parents of Principal and Interest. On the last day of each month until and including November 30, 1999, Issuer shall pay interest calculated in accordance with the provisions set forth above on the unpaid outstanding principal balance, and shall make a final payment of all remaining principal and accrued interest thereon on December 31, 1999. If the specified payment date for any payment of principal and/or interest shall be on Saturday, Sunday or a legal holiday, or the equivalent for banking institutions generally in the State of California, then such payment may be made in the next succeeding day which is not one of the foregoing days without additional interest and with the same force and effect as if made on the specified date for such payment, and such date shall be deemed the "payment date" of such payment for all purposes hereof.

                  2. Application of Payments. All sums paid by Issuer to Payee in connection with this Note shall be applied first to accrued but unpaid interest thereon, next to principal thereof and the balance, if any, to any other obligations owing hereunder (if any).

                    3. Compounding Interest. If any installment of principal or interest hereunder is not paid when due with respect to this Note, Payee shall have the right to (in addition to the other rights set forth herein, in the Note Purchase Agreement, and under law) compound interest by adding the unpaid interest to the principal balance of the Note, with such amount thereafter bearing interest at the rate provided in this Agreement.

                    4. Note Purchase Agreement, Conversion: Redemption, Defaults. Reference is hereby made to the further provisions of this Note set forth, in fun in the Note Purchase Agreement, dated as of the date hereof, by and between Issuer and Third Capital Partners, LLC, a Tennessee limited liability company
          ("Purchaser") (the "Note Purchase Agreement)including, limitation, the provisions relating to conversion, redemption and events of default of this Note, all of which provisions shall for all purposes have the same effect as if set forth in full herein.
           Attached hereto and incorporated herein by this reference is a form of Conversion Notice.  Terms not otherwise defined in this
          Note shall have the meanings ascribed to them in the Note
          Purchase Agreement.

                    5. Security for Payment. This Note is secured by a pledge of Common Stock of JB Oxford & Company, a Utah corporation, and a pledge of Common Stock of Prolyx Data Systems, Inc., a Utah corporation, pursuant to a Stock Pledge Agreement, dated as of the date hereof, by and between Issuer and Payee (for itself and as agent for subsequent registered holders of this
          Note).

                    6. No Usurious Charges. Issuer acknowledges that Payee does not intend to contract for, charge or receive any interest or other charge which is usurious. Notwithstanding any other provision hereof, in no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and automatically shall be applied to reduce, the principal of this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible race. If there is no principal balance of this Note outstanding, Payee shall refund to Issuer such excess interest paid.

                   7.  Registered Form of Note.

                         (a) This Note is one of a duly authorized issue of Notes of Issuer designated as its 9% Secured Convertible Notes due December 31, 1999 (herein called the _Notes_), issued under the Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement for a statement of the respective rights, limitations, duties and obligations thereunder of Issuer and Payee, and the terms upon which the Notes are, and are to be, authenticated and delivered.

                         (b) The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof and transferable and be changeable as provided in the Note Purchase Agreement. As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

                         (c) Prior to due presentment of this Note for registration of transfer, Issuer and any agent of Issuer, may treat the person in whose name this Note is registered as the owner hereof.

                         (d) Issuer shall maintain a written record of the ownership of this Note and the obligations to pay interest and principal evidenced hereby. In addition to any other provisions regarding transfer of the Note set forth herein, the obligations evidenced by the Note to pay principal and interest may only be transferred if the holder shall indorse the Note in favor of a named transferee, and the transferee, as new holder thereof, shall surrender the Note to the Company, whereupon the Issuer shall promptly issue a new Note in favor of such transferee. The Note may not be transferred to, or otherwise indorsed, in favor of bearer, nor may it be indorsed in blank. The Issuer shall recognize as the holder of a Note only a holder who has acquired title in the manner described in the preceding sentences.

                         (e) Prior to making any payments under the Note, the Issuer shall ascertain whether it is obligated under Internal Revenue Code Sections 1441 or 1442, as applicable, to withhold in respect to any such payment. If requested by the Issuer, the holder of this Note shall execute and deliver an IRS Form W-8 Certificate of Foreign Status to the Issuer certifying that such holders are foreign entities that are not subject to U.S. information return reporting or withholding rules. In the event the Issuer has determined that withholding is required, and the holder of this Note claims the benefits of any applicable tax treaty providing for a reduced rate of withholding, the holder of this Note shall execute and deliver to the Issuer Internal Revenue Service Form 1001. All holders of this Note shall notify the Issuer of any loss of, or exchange in, its exempt status.

                         (f) Payee and its transferees, if any, agree to indemnify the Issuer for any tax, interest or penalty loss imposed on the Issuer in the event that any taxing authority determines that the Issuer is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after the Issuer has either been notified by any taxing authority that withholding is required, or after the Payee (or such transferee) has informed the Issuer that the Payee (or such transferee) is no longer exempt from withholding. In that event, the Payee (or such transferee, as applicable) shall not be liable for interest and penalties imposed by any taxing authority that arise out of the Issuer's failure to withhold. If the Issuer fails to withhold the necessary amount from any subsequent payment, the Issuer's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

                    8. Amendments and Waivers. No failure on the part of Payee to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude further exercise thereof or the exercise of any other right or remedy hereunder. This Note may be amended, or in compliance with any provision hereof waived, only by a written agreement duly executed by Payee (or any successor or assign) and Issuer.

                    9. Cumulative Rights. The remedies of Payee as provided herein shall be cumulative and concurrent and may be pursued successively or concurrently against Issuer and/or the collateral securing this Note, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                    10. Attorneys' Fees. In the event of any litigation in connection with this Note, the prevailing party shall be entitled to reasonable costs, including, without limitation, attorneys' fees.

                    11. Issuer's Waivers. Issuer waives notice of acceptance hereof, presentment and demand for payment, protest and notice of dishonor or default, trial by jury, and the right to interpose any set-off or counterclaim of any nature or description.

                    12. Severability. If any section or provision of this Note, or the application of such section or provision, is held invalid, the remainder of this Note and the application of such section or provision to persons or circumstances other than those to which its application is held invalid shall not be affected thereby.

                    13. Assignment by Payee. Payee may assign its rights under this Note as described in the Note Purchase Agreement.

                    14. Governing Law. This Note and the legal relations between Issuer and Payee shall be governed by and construed in accordance with the internal laws of the State of California.

                    IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.


                                               ISSUER

                                        JB OXFORD HOLDINGS, INC.,
                                        a Utah corporation

                                        By:  Michael J. Chiodo

                                        Title:    Chief Financial Officer


               Pursuant to the requirements of the Securities Exchange Act of 1934, JB Oxford Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



          JB Oxford Holdings, Inc.




          __/s/_Michael J. Chiodo__________
          Michael J. Chiodo
          Chief Financial Officer and
          Chief Accounting Officer




          June 18, 1998